SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
    [ ]  Preliminary proxy statement  [ ]Confidential, For Use of the Commission
    [X]  Definitive proxy statement      Only (as permitted by Rule 14a-6(e)(2))
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     WEIDER NUTRITION INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)

     (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined:

    (4) Proposed maximum aggregate value of transaction:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

    (5) Total fee paid:

    [ ] Fee paid previously with preliminary materials:

                     WEIDER NUTRITION INTERNATIONAL, INC.
                             2002 SOUTH 5070 WEST
                        SALT LAKE CITY, UTAH 84104-4726

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders (the "1997 ANNUAL MEETING") of WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), to be held on Wednesday, October 29, 1997, at 2:00 p.m., local time at The Mark, 25 East 77th Street, New York, New York 10021.

            At the 1997 Annual Meeting, you will be asked to consider and vote upon the following matters:

            1. To elect the Company's Board of Directors; and

            2. To transact such other business as may properly come before the 1997 Annual Meeting or at any adjournments or postponements thereof.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

            Only stockholders of record at the close of business on Monday, September 15, 1997 are entitled to notice of, and to vote at, the 1997 Annual Meeting.

            Please review carefully the Proxy Statement. We hope you will attend the 1997 Annual Meeting. However, whether or not you plan to attend the 1997 Annual Meeting, it is important that your shares are represented. Accordingly, please complete, sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you are present at the 1997 Annual Meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Very truly yours,

                                          RICHARD B. BIZZARO
                                          CHIEF EXECUTIVE OFFICER

Salt Lake City, Utah
October 3, 1997

                     WEIDER NUTRITION INTERNATIONAL, INC.
                             2002 SOUTH 5070 WEST
                        SALT LAKE CITY, UTAH 84104-4726

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 29, 1997

To the Stockholders of
WEIDER NUTRITION INTERNATIONAL, INC.:

            The Annual Meeting of Stockholders (the "1997 ANNUAL MEETING") of WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), will be held at The Mark, 25 East 77th Street, New York, New York 10021 on Wednesday, October 29, 1997, at 2:00 p.m., local time, for the following purposes:

            1. To elect the Company's Board of Directors; and

            2. To transact such other business as may properly come before the 1997 Annual Meeting or at any adjournments or postponements thereof.

            The election of the Board of Directors is more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

            The Board of Directors of the Company has fixed the close of business on Monday, September 15, 1997 as the record date (the "RECORD DATE") for the determination of stockholders entitled to notice of, and to vote at, the 1997 Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the 1997 Annual Meeting and any adjournments or postponements thereof.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

            Whether or not you plan to attend the 1997 Annual Meeting, please complete, sign, date and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          Robert K. Reynolds
                                          CHIEF OPERATING OFFICER

Salt Lake City, Utah
Ocober 3, 1997

                     WEIDER NUTRITION INTERNATIONAL, INC.
                             2002 SOUTH 5070 WEST
                        SALT LAKE CITY, UTAH 84104-4726

                           ------------------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 29, 1997

                           ------------------------

                                 INTRODUCTION

            This Proxy Statement is furnished to the stockholders of Weider Nutrition International, Inc., a Delaware corporation (the "COMPANY"), in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "BOARD OF DIRECTORS") to be voted at the 1997 Annual Meeting of Stockholders (the "1997 ANNUAL MEETING") to be held on Wednesday, October 29, 1997 at 2:00 p.m., local time at The Mark, 25 East 77th Street, New York, New York 10021 or at such other time and place to which the 1997 Annual Meeting may be adjourned, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting and the related proxy card are first being mailed to stockholders beginning on or about October 3, 1997. The Company's principal executive office is located at 2002 South 5070 West, Salt Lake City, Utah 84104-4726.

            The Company's Annual Report to Stockholders for 1997 is being mailed to stockholders concurrently with this Proxy Statement.

                                  RECORD DATE

            The Board of Directors has fixed the close of business on Monday, September 15, 1997 as the record date (the "RECORD DATE") for the 1997 Annual Meeting. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting in person or by proxy.

                                    PROXIES

            The proxies named on the enclosed proxy card were appointed by the Board of Directors to vote the shares represented by the proxy card. Upon receipt by the Company of a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors herein and on the proxy card, FOR the election of the persons named under "ELECTION OF DIRECTORS" as nominees for election as Directors of the Company (each a "NOMINEE" and, collectively, the "NOMINEES") for terms to expire on the date of the next annual meeting of the Company's stockholders following the 1997 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to the management that may properly come before the meeting or any adjournment thereof. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 1997 Annual Meeting. Duly executed proxies in the form enclosed, unless properly revoked, will be voted at the 1997 Annual Meeting. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders. No solicitation currently is planned beyond the mailing of this proxy material to stockholders and to brokerage firms, nominees, custodians and fiduciaries, who may be requested to forward the proxy materials to the beneficial owners of shares held of record by them.

                       VOTING SHARES AND QUORUM REQUIRED

            On the Record Date, the Company had outstanding 9,011,806 shares of Class A common stock, par value $.01 per share (the "CLASS A COMMON STOCK") and 15,687,432 shares of Class B common stock, par value $.01 per share (the "CLASS B COMMON STOCK", and together with the Class A Common Stock, the "COMMON STOCK"). Holders of Class A Common Stock on the Record Date (the "CLASS A COMMON STOCKHOLDERS") are entitled to one vote per share on all matters submitted to a vote of stockholders and holders of Class B Common Stock on the Record Date (the "CLASS B COMMON STOCKHOLDERS," and together with the Class A Common Stockholders, the "COMMON STOCKHOLDERS") are entitled to ten votes per share on all matters submitted to a vote of stockholders. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the 1997 Annual Meeting, excluding Common Stock held by the Company, is necessary to constitute a quorum at the 1997 Annual Meeting.

            A plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the 1997 Annual Meeting is required to elect the Directors. Business that might have been transacted at the 1997 Annual Meeting as originally called may be conducted at any adjournment at which the requisite quorum is present.

            Pursuant to the laws of the State of Delaware, the inspectors of the election will not count shares represented by proxies that reflect abstentions or "BROKER NON-VOTES" (i.e., shares held by brokers or nominees that are represented at the 1997 Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) as votes cast with respect to the election of Directors, and therefor, neither abstentions nor broker non-votes will affect the election of Nominees receiving the plurality of votes. With respect to all other proposals scheduled to come before the 1997 Annual Meeting, abstentions with respect to a particular proposal will have the effect of a vote against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

                           MATTERS TO BE VOTED UPON

                             ELECTION OF DIRECTORS

            The Nominees set forth below have been duly nominated to stand for election as Directors of the Company to serve for a term of one (1) year, or until their successors are elected and qualified. Each of the Nominees has indicated a willingness to serve as a member of the Board of Directors if elected. The Board of Directors recommends a vote FOR each of the Nominees. If any of the Nominees should become unavailable prior to the 1997 Annual Meeting, the proxy will be voted for a substituted nominee or nominees designated by the Board of Directors. The Board of Directors has no reason to believe that any such Nominees will be unable or unwilling to serve. The information provided below with respect to the Nominees is as of the Record Date.

            To be elected by the Common Stockholders:

                                      PRINCIPAL OCCUPATION AND
   NAME              AGE                  OTHER INFORMATION


Eric Weider..........33        Chairman of the Board and Director

Richard B. Bizzaro...55        Chief Executive Officer, President and Director

Robert K. Reynolds...40        Chief Operating Officer, Executive Vice President
                                 and Director (Principal Financial and
                                 Accounting Officer)

Ronald L. Corey......58        Director

Donald G. Drapkin....49        Director

Roger H. Kimmel......51        Director

George F. Lengvari...55        Vice Chairman and Director

Glenn W. Schaeffer...43        Director

      ERIC WEIDER has been a director of the Company since June 1989, Chairman of the Board of Directors since August 1996 and is currently President and Chief Executive Officer of Weider Health and Fitness. Mr. Weider also serves as a member of the board of directors of a number of public and private companies in the United States and Canada, including Weider Health and Fitness and Mpact Immedia Corporation. Mr. Weider is also the President of the Joe Weider Foundation.

      RICHARD B. BIZZARO has been Chief Executive Officer, President and a director of the Company since June 1990. Prior to his appointment as Chief Executive Officer and President of the Company, he was Vice President of Sales for Weider Health and Fitness, responsible for sales at the Company and

Weider Exercise Equipment. Mr. Bizzaro has worked for the Company, Weider Health and Fitness or one of the Weider Health and Fitness affiliates since 1983.

      ROBERT K. REYNOLDS has been Executive Vice President, Chief Operating Officer and Secretary of the Company since July 1992 and a director of the Company since January 1994. Mr. Reynolds joined the Company in September 1990 as Chief Financial Officer. Mr. Reynolds, a certified public accountant, is primarily responsible for all domestic and international operations.

      RONALD L. COREY has been a director of the Company since August 1996. Mr. Corey has been president of the Club de Hockey Canadien Inc. (the Montreal Canadiens) and the Molson Center Inc. since 1982. In addition, between 1985 and 1989, Mr. Corey held the position of Chairman of the Board and director of the Montreal Port Corporation. Mr. Corey has served as director of numerous companies, including Banque Laurentienne, Reno-Depot Inc. and Transamerica Life Companies.

      DONALD G. DRAPKIN has been Vice Chairman and a Director of Mafco Holdings Inc., MacAndrews and Forbes Holdings, Inc., and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom in New York for more than five years prior to 1987. Mr. Drapkin is also a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934, as amended: Andrews Group Incorporated, The Coleman Company, Inc., Coleman Holdings, Inc., Coleman Worldwide Corporation, Consolidated Cigar Corporation, Marvel (Parent) Holdings Inc., Marvel III Holdings Inc., Revlon Consumer Products Corporation, Revlon, Inc., Revlon Worldwide Corporation, Algos Pharmaceutical Corporation, Cardio Technologies, Inc. and VIMRx Pharmaceuticals Inc. On December 27, 1996, Marvel Holdings Inc., Marvel (Parent) Holdings Inc., Marvel III Holdings Inc. and Marvel Entertainment Group, Inc., of which Mr. Drapkin is or was a director, and several of their subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.

      ROGER H. KIMMEL has been a director of the Company since August 1996. Mr. Kimmel has been a partner at the law firm of Latham & Watkins for more than five years. Mr. Kimmel is a director of Algos Pharmaceutical Corporation and TSR Paging Inc.

      GEORGE F. LENGVARI has been a director of the Company since August 1996. Mr. Lengvari has been Vice Chairman of Weider Health and Fitness since June 1995 and Chairman of Weider Publications U.K. since September 1994. Prior to joining Weider Health and Fitness, Mr. Lengvari was a partner for 22 years in the law firm Lengvari Braman and is currently of counsel to the law firm LaPointe Rosenstein. Mr. Lengvari currently serves as a member of the board of directors of Weider Health and Fitness.

      GLENN W. SCHAEFFER has been President, Chief Financial Officer and Treasurer of Circus Circus Enterprises, Inc. ("CIRCUS CIRCUS") since April 1, 1995 and a member of the Board of Directors of Circus Circus since March 4, 1996. Prior to joining Circus Circus, Mr. Schaeffer was involved in an executive capacity in the management and operation of Gold Strike Resorts.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information concerning the ownership of Common Stock by each of the Directors and Nominees, the Company's Chief Executive Officer, each of the Company's other most highly compensated executive officers, all Directors and executive officers as a group, and each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, as of the Record Date. Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2002 South 5070 West, Salt Lake City, Utah 84104-4726.

                                         SHARES BENEFICIALLY OWNED(1)
                                         ---------------------------------
NAME OF BENEFICIAL OWNER                    NUMBER             PERCENT      PERCENT OF
------------------------                -----------------  ---------------  TOTAL VOTING
                                        CLASS A   CLASS B  CLASS A CLASS B    POWER
                                        -------   -------  ---------------  ------------
DIRECTORS AND EXECUTIVE OFFICERS
      Eric Weider(2).........             3,600     --        *      --        *
      Richard B. Bizzaro.....           495,745     --      5.5%     --        *
      Robert K. Reynolds.....           330,530     --      3.7%     --        *
      Ronald L. Corey........            57,427     --        *      --        *
      Donald G. Drapkin......             --        --       --      --       --
      Roger H. Kimmel(3)....              2,000     --        *      --        *
      George F. Lengvari(4)..             --        --       --      --       --
      Glenn W. Schaeffer.....             --        --       --      --       --
      Richard A. Blair.......            36,543     --        *      --        *
      Stephen D. Young.......            36,543     --        *      --        *
      David P. Mastroianni...            36,543     --        *      --        *

Directors and Executive Officers
as a group (11 persons)......           998,931     --      11.1%    --        *

OTHER PRINCIPAL STOCKHOLDERS
      Weider Health and Fitness           --    15,687,432   --     100%     94.6%
      Hornchurch Investments Limited  1,293,266    --       14.4%    --        *

--------------
* Represents less than 1%.

(1) For purposes of the following table, a person or group is deemed to have "BENEFICIAL OWNERSHIP" of any shares which such person has the right to acquire within 60 days after the date of this Proxy Statement. For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the Proxy Statement are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2) Does not include 15,687,432 shares of Class B Common Stock held by Weider Health and Fitness. Mr. Weider is President and Chief Executive Officer of Weider Health and Fitness. Mr. Weider disclaims beneficial ownership of such shares.

(3) Does not include 2,000 shares of Class A Common Stock held in two trusts for the benefit of the children of Mr. Kimmel, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote. Mr. Kimmel disclaims beneficial ownership of such shares.

(4) Does not include 50,000 shares of Class A Common Stock held by the Weider Lengvari WNI Stock Trust, a trust organized under the laws of Jersey (U.K.), which is administered by an independent trustee and of which Mr. Lengvari becomes a beneficiary only if certain conditions are met. Mr. Lengvari disclaims beneficial ownership of such shares. Does not include 172,426 shares of Class A Common Stock held by Bayonne Settlement, a trust organized under the laws of Jersey (U.K.), of which family members of George F. Lengvari are included among the beneficiaries. Bayonne Settlement is administered by an independent trustee and Mr. Lengvari has neither the power of disposition nor the power to vote the shares. Mr. Lengvari disclaims beneficial ownership of such shares.

                            EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

            The following table sets forth certain information with respect to the compensation paid by the Company for services rendered to the Company in all capacities for the fiscal year ended May 31, 1997 to its Chief Executive Officer and to its four most highly compensated executive officers other than the Chief Executive Officer (the "NAMED EXECUTIVE OFFICERS").

                            SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION               LONG TERM COMPENSATION
                              -----------------------------------------   ------------------------------
                                                                                    AWARDS
                                                                             ----------------------
                                                         OTHER ANNUAL    RESTRICTED STOCK   OPTIONS ALL       OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY    BONUS    COMPENSATION(1)   AWARDS (2)(3)    (# OF SHARES)  COMPENSATION(4)
---------------------------   ----   ------    -----    ---------------   -------------    -------------  ---------------
Richard B. Bizzaro            1997  $300,000  $356,146    $1,363,000       $5,452,095         220,000         $11,800
    Chief Executive Officer
    and President

Robert K. Reynolds            1997   230,000   237,430       909,000        3,634,730         120,000          11,800
    Chief Operating Officer,
    Executive Vice President
    and Secretary

Richard A. Blair.             1997   175,000   118,715       172,000          401,973          80,000          11,800
    Executive Vice President
    -- Sales and Marketing

Stephen D. Young.             1997   133,333   106,844       172,000          401,973          80,000           4,000
    Executive Vice President
    -- Operations and Chief
    Financial Officer

David P. Mastroianni          1997   120,000    79,143       172,000          401,973          60,000           4,000
    Senior Vice President
    -- Research and
    Development

------------------------
(1) Represents cash payments made pursuant to management incentive agreements (the "MANAGEMENT INCENTIVE AGREEMENTS") existing at the time of the Company's initial public offering of Class A Common Stock in May 1997. Pursuant to the terms of the Management Incentive Agreements, certain employees of the Company (the "RECIPIENTS") were granted performance units ("PERFORMANCE UNITS") as incentive compensation. The Performance Units entitled the Recipients to a cash payment or, at the option of the Company, shares of Class A Common Stock upon the conversion of the Performance Unit. In accordance with the terms of the Management Incentive Agreements, the Performance Units were converted into cash and Class A Common Stock upon consummation of the Company's initial public offering of 6,440,000 shares of Class A Common Stock (the "IPO").

(2) Represents the dollar value on the date of grant of shares of Class A Common Stock granted to certain Recipients upon the conversion of Performance Units.

(3) At May 31, 1997, Messrs. Bizzaro, Reynolds, Blair, Young and Mastroianni held 495,645, 330,430, 36,543, 36,543 and 36,543 shares, respectively, of
    Class A Common Stock granted to each of Messrs. Bizzaro, Reynolds, Blair, Young and Mastroianni upon the conversion of the Performance Units. At May 31, 1997, the value of those restricted stock holdings was $6,319,474, $4,212,983, $465,923, $465,923 and $465,923, respectively.

(4) Other compensation includes matching contributions to the Company's 401(k) plan. In addition, for Messrs. Bizzaro, Reynolds and Blair, includes an automobile allowance.

            The following table sets forth for each of the Named Executive Officers the value of exercisable and unexercisable stock options held at May 31, 1997. No options/SARs were exercised during the fiscal year ended May 31, 1997:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL RATES OF
                                                                              STOCK PRICE APPRECIATION FOR
                                   INDIVIDUAL GRANT                                 OPTION TERM
                     ------------------------------------------------------   -------------------------------
                       NUMBER OF     % OF TOTAL
                       SECURITIES    OPTIONS/SAR
                       UNDERLYING    GRANTED TO     EXERCISE OR
                      OPTIONS/SARS  EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME                    GRANTED      FISCAL YEAR     ($/SH)          DATE            5% ($)     10% ($)
                      ------------  ------------   -----------   ----------       ---------  ---------
Richard B. Bizzaro(1)   220,000        18.2%         $11.00        5/01/05        3,097,805  3,941,925
Robert K. Reynolds(1)   120,000         9.9%          11.00        5/01/05        1,689,712  2,150,141
Richard A. Blair(1)      80,000         6.6%          11.00        5/01/05        1,126,474  1,433,427
Stephen D. Young(1)      80,000         6.6%          11.00        5/01/05        1,126,474  1,433,427
David P. Mastroianni(1)  60,000         5.0%          11.00        5/01/05          844,856  1,075,070

------------------------
(1) Options become exercisable in their entirety on May 1, 2002.

EMPLOYMENT AGREEMENTS

            The Company entered into employment agreements with Messrs. Bizzaro and Reynolds that extend through May 31, 2002 and May 31, 2000, respectively. The annual base salary for Messrs. Bizzaro and Reynolds for fiscal 1998 is $325,000 and $250,000, respectively, and increases $25,000 and $20,000, respectively, in each successive year. In addition, Messrs. Bizzaro and Reynolds are eligible for bonuses up to a maximum of 150% of their annual base salaries. Should Messrs. Bizzaro or Reynolds be terminated without cause they will receive an amount equal to two times their base salary and bonus for the prior year for 24 months and 12 months, respectively. The agreements contain customary confidentiality and non-competition provisions.

            The Company and Messrs. Blair, Mastroianni and Young (the "EXECUTIVES") entered into employment agreements (the "EMPLOYMENT AGREEMENTS") effective June 1, 1994, which, as of May 31, 1995, continue on a month-to-month basis until otherwise renewed or terminated. Pursuant to the terms of the Employment Agreements, the base salary per year for Messrs. Blair, Mastroianni and Young is $175,000, $120,000, and $133,333, respectively. Each Employment Agreement provides that the Company can increase or decrease the Executive's base salary, consistent with general salary increases or decreases, as the case may be, or as appropriate in light of the performance of the Company and the Executive. In addition to the base salary that each Executive receives pursuant to the Employment Agreements, each Executive is entitled to an annual bonus in an amount equal to a percentage of the Executive's base salary (prorated for a partial year) corresponding to a percentage of the annual performance and profitability goal of the Company (as set forth therein).

DIRECTOR COMPENSATION

            Members of the Board of Directors who are not (i) employees of the Company or (ii) employees or directors of Weider Health and Fitness (together, the "INDEPENDENT DIRECTORS") have received and will continue to receive an annual fee of approximately $12,000, options to purchase 20,000 shares of Class A Common Stock upon agreeing to serve as a director of the Company and options to purchase 7,000 shares of Class A Common Stock upon completion of each successive year of service as a director. Options granted to Independent Directors will become exercisable in equal annual installments on each of the first five anniversaries of the date of the grant so long as the Independent Director continues to serve as a director of the Company. The Company will also reimburse all directors for their expenses incurred in connection with their activities as directors of the Company. Directors who are not Independent Directors receive no compensation for serving on the Board of Directors.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors (the "COMPENSATION COMMITTEE") is comprised of Messrs. Weider, Kimmel and Lengvari, none of whom are officers of the Company. The Compensation Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "COMMISSION"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the Named Executive Officers. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

            COMPENSATION POLICY AND COMPANY PERFORMANCE. The executive compensation program's overall objective is to reward and retain executives with the level of talent and ability required to prudently guide the Company's growth, maximize the link between executive and stockholder interests through a stock option plan, recognize individual contributions as well as overall business results and maintain the Company's position as a leader in the nutritional supplements market. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

            The key elements of the Company's compensation program consist of fixed compensation in the form of base salary and variable compensation in the forms of bonus payments and stock option awards under the Company's 1997 Equity Participation Plan (the "EQUITY PLAN"). An executive's annual base salary represents the fixed component of such executive's total compensation and variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Bizzaro, the Company's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

            BASE SALARIES. A competitive base salary is necessary to the development and retention of capable management and is consistent with the Company's long-term goals. Base salaries for executives are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and general economic conditions. See "EXECUTIVE COMPENSATION--SUMMARY EXECUTIVE COMPENSATION TABLE" and "EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS."

            BONUS PAYMENTS. Targeted cash bonus payments are awarded to executives in recognition of contributions to the business during the prior year. An executive's contributions to the business are measured, in part, by his or her success in meeting certain goals established by such executive and the Compensation Committee in consultation with the Chief Executive Officer and the Chief Operating Officer. The Compensation Committee, at its discretion, may grant bonuses following the end of a fiscal year in an aggregate amount of up to 9% of the Company's income before income taxes and bonuses for such fiscal year. The aggregate amount of the bonuses awarded in any calendar year is determined by reference to the terms of the executive employment agreements, the Company's competitive position, assessment of progress in attaining long-term goals and business performance considerations.

            The specific cash bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors, including initiative, business judgment, knowledge of the industry and management skills. See "EXECUTIVE COMPENSATION-EMPLOYMENT AGREEMENTS."

            AWARDS UNDER THE EQUITY PLAN. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of the stock options is set at a price equal to the market price of the Class A Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Class A Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

            In 1997, in connection with the IPO, approximately 800,000 stock options were granted to the Named Executive Officers and other senior executives.

            POLICY ON THE DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986 as amended (the "CODE"), limits a public company's federal income tax deduction for compensation paid in excess of $1,000,000 to any of its five most highly compensated executive officers. However, certain performance-based compensation, including awards of stock options, is excluded from the $1,000,000 limit if specific requirements are met.

            While the tax impact of any compensation arrangement is one factor which is considered by the Compensation Committee, such impact is evaluated in light of the compensation policies discussed above. The Compensation Committee's compensation determinations have generally been designed to maximize the Company's federal income tax deduction for possible application in future years. However, from time to time compensation may be awarded which is not fully deductible if it is determined that such award is consistent with the overall design of the compensation program and in the best interests of the Company and its stockholders.

            CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Bizzaro's salary is determined based upon his employment agreement and the competitive salary framework described under "--BASE SALARIES," above. The minimum base salary and annual increases set forth in Mr. Bizzaro's employment agreement were determined based on the Board of Directors' judgment concerning his individual contributions to the business, level of responsibility and career experience. Although none of these factors were given a specific weight, primary consideration was given to Mr. Bizzaro's individual contributions to the business. No particular formulas or measures were used.

            The amount of Mr. Bizzaro's 1997 bonus payment was established in accordance with Mr. Bizzaro's employment agreement. The bonus amount fixed in Mr. Bizzaro's employment agreement reflects Mr. Bizzaro's level of responsibility within the Company and overall contributions as Chief Executive Officer and President.

            In January 1997, the Company granted Mr. Bizzaro a total of 220,000 Incentive Stock Options (as defined) under the Equity Plan. The options vest on the fifth anniversary from the date of grant and have an exercise price equal to the fair market value of the Class A Common Stock at the date of grant. Mr. Bizzaro's award under the Equity Plan reflects his level of responsibility within the Company and his leadership which has significantly contributed to the Company's corporate performance. Mr. Bizzaro's award under the Equity Plan reflects the Compensation Committee's judgment of his overall contributions as Chief Executive Officer. In making this determination, the Compensation Committee considered Mr. Bizzaro's experience, the expertise Mr. Bizzaro brings to the position and the Company's performance under Mr. Bizzaro's leadership. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose.

            CONCLUSION. The Company has had, and continues to have, an appropriate and competitive compensation program. The balance of a competitive base salary, bonus payments and significant emphasis on long-term incentives is a foundation designed to build stability and to support the Company's continued growth. This report is submitted by the members of the Compensation Committee:

                                        The Compensation Committee
                                        of the Board of Directors

                                        Eric Weider
                                        Roger H. Kimmel
                                        George F. Lengvari

THE PRECEDING "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" AND THE "STOCK PERFORMANCE CHART" THAT APPEARS IMMEDIATELY HEREAFTER SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

                            STOCK PERFORMANCE CHART

            As part of the executive compensation information presented in this Proxy Statement, the Commission requires a comparison of stock performance for the Company with stock performance of a broad equity market index and an appropriate industry index. The following chart compares the cumulative total stockholder return on the Class A Common Stock during the period from April 30, 1997 to May 31, 1997 with the cumulative total return on The New York Stock Exchange and a peer group index of nutritional supplement companies. The comparison assumes $100 was invested on April 30, 1997 (the effective date of the IPO) in the Class A Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock performance shown on the following chart is not necessarily indicative of future performance.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                            5/1/97   5/6/97   5/9/97   5/14/97   5/19/97   5/22/97   5/28/97
WNI                          100     105.6     110.1    113.5     110.1     109      109
COMPARABLE COMPANIES INDEX   100     115.1     116.5    112.2     118.3     120.4    124.4
S&P600                       100     105.2     105.1    106.1     106.5     108      110.1

                             CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring approval by the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between scheduled meetings. Since the consummation of the IPO, the Board of Directors has met once. The Board of Directors acted by unanimous written consent three times during the fiscal year ended May 31, 1997.

            The Company has established a standing Audit Committee of the Board of Directors (the "AUDIT COMMITTEE"). The Audit Committee meets periodically with management and the Company's independent auditors to review the activities of each and to discuss audit matters, financial reporting and the adequacy of internal corporate controls. Roger H. Kimmel and Ronald L. Corey currently serve on the Audit Committee. The Audit Committee was formed immediately prior to the consummation of the IPO in May 1997.

            The Company does not have a standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole. The Company will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose for the 1997 Annual Meeting other than as set forth in the Bylaws. In the future, stockholders wishing to recommend a person for consideration as a nominee for election to the Board of Directors can do so in accordance with the Bylaws by giving timely written notice to the Secretary of the Company, that provides each such nominee's name, appropriate biographical information and any other information that would be required in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of directors and the class and the number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder making the nomination. Such notice should be accompanied by a written statement from each nominee consenting to be named as a nominee and to serve as a director if elected. To be timely, such notice must be delivered to, or if mailed, received at, the Company's executive offices not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders; PROVIDED HOWEVER, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

            The Company has established a standing Compensation Committee. Since its formation in connection with the consummation of the IPO, the Compensation Committee has had the authority to approve any offers to potential employees of the Company for positions of Senior Vice President or above, or positions with compensation packages consisting of (a) annual salaries of $100,000 or more, or
(b) grants of options to purchase 10,000 or more shares of Common Stock. The Compensation Committee was formed immediately prior to the consummation of the IPO and did not act by unanimous written consent and held one meeting during the year ended May 31, 1997. Eric Weider, Roger H. Kimmel and George F. Lengvari have been appointed to the Compensation Committee. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

            Mr. Roger H. Kimmel, a Director of the Company, is a partner at Latham & Watkins which performs legal services for the Company from time to time.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ADVERTISING AGREEMENT

            The Company and Weider Publications are parties to an Advertising Agreement (the "ADVERTISING AGREEMENT") under which the Company is obligated (pursuant to an annually updated notification in connection with the Company's budget) to purchase a minimum number of advertising pages in each of the publications of Weider Publications each month at a price below that charged to unaffiliated third party advertisers. The advertising the Company purchases under the Advertising Agreement will be priced at the direct production cost per page (the "AD PAGE RATE") for each publication for the first five years and at premiums to the Ad Page Rate in subsequent years. The Ad Page Rate for each publication is determined on an annual basis in accordance with the terms of the Advertising Agreement. The Ad Page Rate shall not apply to any company or business acquired by the Company after December 31, 1996. Should Weider Publications develop or acquire new publications during the term of the Advertising Agreement, the Company will have the right, but not the obligation, to purchase advertising in such publications on terms similar to those covering Weider Publications' existing publications. The Advertising Agreement has a ten-year term and is subject to termination by either party if certain specified events occur, including a change of control of Weider Health and Fitness or an initial public offering of Weider Publications.

CERTAIN INTERNATIONAL ACQUISITIONS AND ROYALTY ARRANGEMENTS

            In connection with its strategy to expand its nutritional supplements business in international markets, the Company has acquired or licensed from related parties certain assets and distribution rights. The Company recently acquired manufacturing capabilities in the United Kingdom, Spain and Canada and recently licensed international rights to use the Weider name and trademarks. The Company now controls distribution rights for the Weider name and trademarks worldwide, except for Australia, New Zealand, Japan and South Africa. Sales under these license arrangements are subject to certain royalty arrangements; however, the Company is not required to pay any royalties with respect to sales of its products in the United States, Canada, Mexico, Spain or Portugal (the "ROYALTY-FREE TERRITORIES").

            The Company acquired assets of Weider Canada for $4.0 million in September 1996 ($3.0 million was paid in cash and $1.0 million was in the form of an earnout to be paid $40,000 per month for 25 months). In connection with the purchase of Weider Canada, on September 1, 1996, the Company agreed to lease a 24,623 square foot office and warehouse facility in Montreal from Ben Weider (the "WEIDER CANADA LEASE"). The Weider Canada Lease has a two-year term and an annual base rent of $98,492.

            The Company obtained the exclusive right to use the Weider name and trademarks outside of the Royalty-Free Territories throughout the world, with the exceptions of Australia, New Zealand, Japan and South Africa, pursuant to a sublicense agreement dated December 1, 1996 with Mariz Gestao E Investimentos Limitada ("MARIZ"). Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of George F. Lengvari, a director of the Company, are included among the beneficiaries. Mariz obtained its exclusive international rights to use the Weider name and trademarks pursuant to a license agreement, effective June 1, 1994, between Mariz and Joe Weider, Ben Weider, Weider Sports Equipment and Weider Health and Fitness (the "LICENSORS"). Pursuant to the license agreement with Mariz, the Company is required to make annual royalty payments to Mariz commencing on December 1, 1998 on sales of the Company's brands in existence on December 1, 1996 in countries covered by the agreement. The royalty payments are to be equal to (i) 4% of sales up to $33.0 million; (ii) 3.5% of sales greater than $33.0 million and less than $66.0 million; (iii) 3.0% of sales from $66.0 million to $100.0 million; and (iv) 2.5% of sales over $100.0 million. In addition, the sublicense agreement with Mariz includes an irrevocable buy-out option exercisable by the Company after May 31, 2002 for a purchase price equal to the greater of $7.0 million or 6.5 times the aggregate royalties paid by the Company in the fiscal year immediately preceding the date of the exercise of the option.

TRANSFER OF INTELLECTUAL PROPERTY

            In July 1985, Weider Health and Fitness and Joe Weider entered into an agreement pursuant to which Weider Health and Fitness was granted all rights, title and interest in and to a system of weight training known as "The Weider System" and the exclusive right to use of the name "Joe Weider" within the continental United States. As consideration for such grants, Weider Health and Fitness agreed to pay Joe Weider approximately $620,000 over seven years through May 31, 1992 and $450,000 for each year thereafter for the rest of his lifetime (of which $250,000 is paid by the Company). Weider Health and Fitness's right to use the "The Weider System" and "Joe Weider" survives the death of Joe Weider. Since the transfer by Joe Weider of such intellectual property to Weider Health and Fitness in 1985, Weider Health and Fitness has developed approximately 80 related federal trademark registrations and approximately 108 related trademark applications that are used in the nutritional supplements business.

            Effective September 1, 1996, Weider Health and Fitness assigned to the Company substantially all such intellectual property. Weider Health and Fitness retained three trademarks used in both the Company's nutritional supplements business and Weider Health and Fitness' body building and exercise equipment divisions; however, Weider Health and Fitness entered into a Trademark and License Agreement granting to the Company a perpetual, royalty-free, fully paid license to use such trademarks for its nutritional supplements business. In addition, each of Weider Nutrition, Schiff Products and American Nutrition Bars assigned to the Company all trademarks it owned and either registered in the United States or filed applications for registration in the United States for the nutritional supplements business.

TAX SHARING AND INDEMNIFICATION AGREEMENT

            Prior to the consummation of the IPO, the Company, on behalf of itself and its subsidiaries, and Weider Health and Fitness, on behalf of itself and its subsidiaries, entered into a Tax Sharing and Indemnification Agreement (the "TAX AGREEMENT"). The Tax Agreement generally provides that Weider Health and Fitness is responsible for all taxes due with respect to taxable periods ending on or prior to the closing of the IPO (other than taxes for such periods relating to the Company and its subsidiaries, for which the Company is responsible) and that the Company is responsible for taxes of the Company and its subsidiaries due with respect to all subsequent taxable periods. Subject to certain limitations, the Company (and its subsidiaries) will be indemnified by Weider Health and Fitness, and Weider Health and Fitness (and its subsidiaries) will be indemnified by the Company, against payment of a tax liability properly allocable to the other under the agreement. In addition, the Tax Agreement generally supersedes a tax sharing agreement between Weider Nutrition, on behalf of itself and its subsidiaries, and Weider Health and Fitness (the "PRIOR TAX SHARING AGREEMENT"). With certain exceptions, the Prior Tax Sharing Agreement was terminated as of the closing of the IPO. The Prior Tax

Sharing Agreement generally allocated to Weider Nutrition liability for taxes of Weider Nutrition and its subsidiaries, calculated as if Weider Nutrition and its subsidiaries filed tax returns separately from Weider Health and Fitness.

CERTAIN RELATIONSHIPS OF DIRECTORS

            Eric Weider, Chairman of the Board of Directors of the Company, is currently President, Chief Executive Officer and a director of Weider Health and Fitness. Mr. Lengvari, a director of the Company, is currently Vice Chairman and a director of Weider Health and Fitness. In addition, Mr. Lengvari's family members are included among the beneficiaries under the Bayonne Settlement, a trust that owns 1.9% of the Class A Common Stock. In addition, Mariz, a company owned by a trust of which family members of George F. Lengvari, a director of the Company, are included among the beneficiaries, was granted the exclusive right to use the Weider name and trademarks outside of the United States, Canada and Mexico. The Company has sublicensed such rights from Mariz. See "Certain Relationships and Related Party Transactions--Transfer of Intellectual Property."

            Ronald L. Corey received fees from Weider Health and Fitness in connection with consulting services rendered to Weider Health and Fitness in fiscal 1996. Latham & Watkins, of which Roger H. Kimmel, a director of the Company, is a partner, performed legal services for Weider Health and Fitness during Weider Health and Fitness' fiscal year ended May 31, 1997.

MANAGEMENT INCENTIVE AGREEMENTS

            Prior to the IPO, the Company entered the Management Incentive Agreements pursuant to which the Recipients were granted Performance Units as incentive compensation. The Performance Units entitled the Recipients to a cash payment or, at the option of the Company, shares of Class A Common Stock upon the conversion of the Performance Unit. In accordance with the terms of the Management Incentive Agreements, the Performance Units were converted into cash and Class A Common Stock upon consummation of the IPO. In connection with such payment, the Company issued 972,247 shares of Class A Common Stock to Recipients under the Management Incentive Agreements.

SURF CITY SQUEEZE

            Surf City Squeeze, Inc., an Arizona corporation ("SURF CITY SQUEEZE"), was a customer of the Company that operated retail sales outlets for beverages that contained certain of the Company's products. Weider Health and Fitness was the controlling member in Surf Ventures L.L.C., the principal member of Surf City Squeeze. Messrs. Bizzaro, Reynolds and Kimmel and Mr. Richard J. Renaud, a former director of the Company, individually, and trusts of which (i) the family of Mr. George F. Lengvari are included as beneficiaries and (ii) the non-Canadian resident children of Mr. Richard J. Renaud are included as beneficiaries, were also members of Surf Ventures, L.L.C. On January 13, 1997, Surf City Squeeze filed a petition for bankruptcy protection pursuant to Chapter 11 of the Bankruptcy Act. Accounts receivable from fiscal 1997 aggregating $578,000 owed to the Company by Surf City Squeeze were deducted from amounts owed by the Company to Weider Health and Fitness. The Company's operating results were not materially impacted by Surf City Squeeze's bankruptcy filing.

CLASS B DIVIDEND AND WEIDER HEALTH AND FITNESS NOTE

            In connection with the IPO, the Company paid Weider Health and Fitness (the sole holder of Class B Common Stock) a one-time dividend in the amount of $18.3 million and, under the terms of a note payable to Weider Health and Fitness (the "WEIDER HEALTH AND FITNESS NOTE"), the Company paid Weider Health and Fitness the principal amount of $15.0 million.

INTEREST PAID TO WEIDER HEALTH AND FITNESS

            Weider Health and Fitness and its subsidiaries, the Company, and General Electric Capital Corporation ("GECC") were parties to the Amended and Restated Credit Agreement, dated January 4, 1995, as amended from time to time (the "ORIGINAL CREDIT AGREEMENT"). Weider Health and Fitness administered the Original Credit Agreement on behalf of all of its subsidiaries, including the Company, arranging borrowings and servicing the debt for its subsidiaries. Weider Health and Fitness was the principal guarantor, and the Company was the principal borrower, under the Original Credit Agreement. Weider Health and Fitness charged its subsidiaries, including the Company, interest on borrowings under the Original Credit Agreement, with the Company's portion of such charges (the "SERVICE CHARGE") bearing interest at prime rate plus 1% (revolving line of credit) and prime rate plus 1 1/4% (term note). The Service Charge exceeded the interest paid to GECC by Weider Health and Fitness on such borrowings due primarily to lower contracted rates offered under the Original Credit Agreement of LIBOR plus 2 1/4% on revolver loans and LIBOR plus 2 1/2% on term loans. The Service Charge amounted to approximately $485,000 for the nine month period ended February 28, 1997. The Company did not borrow under any prior credit agreements. The Service Charge was discontinued by Weider Health and Fitness as of March 1, 1997.

            In addition, the Company had intercompany indebtedness owed to Weider Health and Fitness which was incurred primarily in connection with certain acquisitions and taxes payable by Weider Health and Fitness on behalf of the Company pursuant to a tax sharing agreement. The intercompany indebtedness to Weider Health and Fitness was adjusted daily for changes in the Company's cash "sweep" position in the consolidated cash management system. Weider Health and Fitness charged the Company interest on the intercompany indebtedness at prime rate plus an interest rate spread as set forth in the credit agreement in effect (1 1/4% as of February 28, 1997). Effective June 1, 1996, $15.0 million of the intercompany indebtedness owed to Weider Health and Fitness was in the form of the Weider Health and Fitness Note, which bore interest at the prime rate plus 1% and, if it had not been repaid, matured in January 2000. Interest paid to Weider Health and Fitness amounted to approximately $1,125,000 for the nine months ended February 28, 1997.

            The Company repayed all borrowings under the Original Credit Agreement and all intercompany indebtedness owed to Weider Health and Fitness with the net proceeds from the IPO plus borrowings under a $130.0 million senior secured, long-term credit facility, dated March 1997, between the Company and GECC.

                                 OTHER MATTERS

OTHER BUSINESS FOR MEETING

            The Board of Directors does not know of any matters that will be presented for action at the 1997 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 1997 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Exchange Act requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Commission and The New York Stock Exchange. Such persons are also required under the rules and regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on a review of the copies of such forms, as amended furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

            Any stockholder of the Company who wishes to present a proposal at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement for that meeting, must in accordance with Rule 14a-8 of the Exchange Act, deliver a copy of such proposal to the Company at 2002 South 5070 West, Salt Lake City, Utah 84104-4726, Attention: Secretary, no later than August 1, 1998; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 1997 Annual Meeting, any stockholder who wishes to have a proposal included in the Company's proxy statement and proxy for that meeting must deliver a copy of the proposal to the Company within a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement and proxy any stockholder's proposal that does not comply with the rules of the Commission and/or the Bylaws for inclusion therein.

            See "CORPORATE GOVERNANCE--MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS" and the Bylaws for notice procedures to recommend a person for nomination as a director.

ANNUAL REPORT

            The Company's 1997 Annual Report to Stockholders accompanies this Proxy Statement. The 1997 Annual Report to Stockholders does not form any part of the materials for the solicitation of proxies. Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K for the year ended May 31, 1997 (the "FORM 10-K"), as filed with the Commission and any amendments thereto, without charge. Please direct written requests for a copy of the Form 10-K, and any amendments thereto, to: Weider Nutrition International, Inc. 2002 South 5070 West, Salt Lake City, Utah 84104-4726.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         WEIDER NUTRITION INTERNATIONAL, INC.

October 3, 1997

--------------------------------------------------------------------------------
[ ]

The Board of Directors recommends a vote FOR the following proposals:

1. Election as directors of the Company until the next annual meeting and until their successors are duly elected and qualified.

   FOR all nominees       WITHHOLD AUTHORITY to vote
   listed below           for all nominees listed below          *EXCEPTIONS
       [ ]                            [ ]                            [ ]

Nominees: Eric Waider, Richard B. Bizzaro, Robert K. Reynolds, Ronald L. Corey,
          Donald G. Drapkin, Roger H. Kimmel, George F. Lengvari and
          Glenn W. Schaeffer

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

2. To transact such other business as may
   properly come before the Annual Meeting           FOR     AGAINST     ABSTAIN
   and any adjournments or postponements thereof.    [ ]       [ ]         [ ]

                                                    CHANGE OF ADDRESS AND
                                                    OR COMMENTS MARK HERE  [ ]

                                 NOTE:   Please sign exactly as name appears
                                         hereon. If a joint account, each joint
                                         owner must sign. If signing for a
                                         corporation or partnership or as agent,
                                         attorney or fiduciary, indicate the
                                         capacity in which you are signing.

                                 Date:   _________________________________, 1997

                                         _______________________________________
                                                     Signature

                                         _______________________________________
                                                     Signature

(PLEASE SIGN, DATE AND RETURN THIS PROXY           VOTES MUST BE INDICATED
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)         [X] IN BLACK OR BLUE INK. [ ]
--------------------------------------------------------------------------------
                      WEIDER NUTRITION INTERNATIONAL, INC.

                                  COMMON STOCK
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING TO BE HELD ON OCTOBER 29, 1997

        The undersigned appoints Richard B. Bizzaro and Robert K. Reynolds, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Class A common stock (the "CLASS A COMMON STOCK") and Class B common stock (the "CLASS B COMMON STOCK," and together with the Class A Common Stock, the "COMMON STOCK") of Weider Nutrition International, Inc. (the "COMPANY") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held Wednesday, October 29, 1997 at 2:00 p.m., local time, at The Mark, 25 East 77th Street, New York, New York 10021, on the proposal set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

        The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares "FOR" the proposals set forth on the reverse side hereof. If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment.

                                            (continued and to be dated and
                                             signed on the reverse side.)

                                            WEIDER NUTRITION INTERNATIONAL, INC.
                                            P.O. BOX 11373
                                            NEW YORK, N.Y. 10203-0373
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